POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nicholas L. Ribis and Ernest E. East, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Signature                                Title                       Date
- ---------                                -----                       ----

TRUMP'S CASTLE FUNDING, INC.


/s/ Donald J. Trump             Chairman of the Board,         February 17, 1994
- ------------------------------  President, Chief Executive
Donald J. Trump                 Officer (Principal Executive
                                Officer), Treasurer (Principal
                                Financial Officer) and sole
                                Director of the Registrant.


/s/ Robert E. Schaffhauser      Assistant Treasurer of         February 17, 1994
- ------------------------------  the Registrant (Principal
Robert E. Schaffhauser          Accounting Officer).

TRUMP'S CASTLE ASSOCIATES

By: /s/ Donald J. Trump         Chairman, Board of             February 17, 1994
- ------------------------------  Partner Representatives
     Donald J. Trump


By: /s/ Nicholas L. Ribis       Member, Board of Partner      February  17, 1994
- ------------------------------  Representatives and
     Nicholas L. Ribis          Chief Executive Officer


By: /s/ Roger P. Wagner         Member, Board of Partner      February  17, 1994
- ------------------------------  Representatives and
     Roger P. Wagner            President


By: /s/ Ernest E. East          Member, Board of Partner      February  17, 1994
- ------------------------------  Representatives
     Ernest E. East


By: /s/ Asher O. Pacholder      Member, Board of Partner      February  17, 1994
- ------------------------------  Representatives
     Asher O. Pacholder


By: /s/ Wallace B. Askins       Member, Board of Partner      February  17, 1994
- ------------------------------  Representatives
     Wallace B. Askins


By: /s/ Thomas F. Leahy         Member, Board of Partner      February  17, 1994
- ------------------------------  Representatives
     Thomas F. Leahy



By: /s/ Robert E. Schaffhauser  Chief Financial and           February  17, 1994
- ------------------------------  Accounting Officer
     Robert E. Schaffhauser